Exhibit 16.1

August 8, 2022

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:  Green Giant Inc. (formerly China HGS Real Estate Inc.)

CIK # 1158420

Dear Sir or Madam:

We have received a copy of the Form 8-K of Green Giant Inc. to be filed with Securities and Exchange Commission on August 8, 2022, and are in agreement with, the statements being made as they pertain to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in the Form 8-K.

Sincerely,

/s/ Wei, Wei & Co., LLP

Flushing, New York